Exhibit 99.1

BRIDGE INVESTMENT GROUP HOLDINGS INC. REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

SALT LAKE CITY, UTAH—February 24, 2025—Bridge Investment Group Holdings Inc. (NYSE: BRDG) (“Bridge” or the “Company”) today reported its financial results for the quarter and year ended December 31, 2024.

Net Income (Loss) was $15.4 million and $16.7 million for the quarter and year ended December 31, 2024, respectively. On a basic and diluted basis, net income (loss) attributable to Bridge per share of Class A common stock was a loss of $(0.15) and income of $0.13 for the quarter and year ended December 31, 2024, respectively.

Fee Related Earnings to the Operating Company were $34.4 million and $136.6 million for the quarter and year ended December 31, 2024, respectively.

Distributable Earnings of Bridge Investment Group Holdings LLC (the “Operating Company”) were $32.6 million, or $0.18 per share after-tax, for the quarter ended December 31, 2024 and $128.4 million, or $0.69 per share after-tax, for the year ended December 31, 2024.

Common Dividend

Bridge declared a quarterly dividend of $0.11 per share of its Class A common stock, payable on March 28, 2025 to its Class A common stockholders of record at the close of business on March 14, 2025.

Additional Information

The Company issued a full detailed presentation of its fourth quarter and full year 2024 results, which can be viewed on the Investors section of our website at www.bridgeig.com. The presentation is titled “Fourth Quarter 2024 Earnings Presentation.”

Conference Call and Webcast Information

The Company will no longer be holding its fourth quarter and full year 2024 earnings conference call and webcast previously scheduled for February 25, 2025.

About Bridge Investment Group

Bridge is a leading alternative investment manager, diversified across specialized asset classes, with approximately $50 billion of assets under management as of December 31, 2024. Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on select U.S. verticals across real estate, credit, renewable energy and secondaries strategies.

Forward-Looking Statements

This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “outlook,” “could,” “believes,” “expects,” “potential,” “opportunity,” “continues,” “may,” “will,” “should,” “over time,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Accordingly, we caution you that any such forward-looking statements are based on our beliefs, assumptions and expectations as of the date made, taking into account all information available to us at that time. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties that are difficult to predict and beyond our control. Actual results may differ materially from those express or implied in the forward-looking statements as a result of a number of factors, including but not limited to those risks described from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. Bridge undertakes no duty to publicly update any forward-looking statements made herein or on the webcast/conference call or otherwise, whether as a result of new information, future developments or otherwise, except as required by law.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of the Company or any investment fund managed by the Company or its affiliates.

Shareholder Relations:

Bonni Rosen

Bridge Investment Group Holdings Inc.

shareholderrelations@bridgeig.com

Media:

Charlotte Morse

Bridge Investment Group Holdings Inc.

(877) 866-4540

charlotte.morse@bridgeig.com

th 4 QUARTER 2024 EARNINGS PRESENTATION February 24, 2025 1

Disclaimer The information contained herein does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of Bridge Investment Group Holdings Inc. (“Bridge” or the “Company”), Bridge Investment Group Holdings LLC (the “Operating Company”) or any affiliate of Bridge, or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge. This presentation should not form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any securities of Bridge or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge, or in connection with any other contract or commitment whatsoever. This presentation does not constitute a “prospectus” within the meaning of the Securities Act of 1933, as amended. Any decision to purchase securities of Bridge or any of its affiliates should be made solely on the basis of the information contained in a prospectus to be issued by Bridge in relation to a specific offering. Forward-Looking Statements This presentation contains forward-looking statements. All statements other than statements of historical facts contained in this presentation may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, capital raising, expectations or targets related to financial and non-financial measures, future capital expenditures, fund performance and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “seek,” “anticipates,” “plan,” “forecasts,” “outlook,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and beyond our ability to control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. If one or more events related to these forward-looking statements or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. We believe these factors include but are not limited to those risk factors described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the United States Securities and Exchange Commission (the “SEC”) on March 7, 2024, which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements included in this report and our other filings. You should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Industry Information Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Non-GAAP Financial Measures This presentation uses financial measures that are not presented in accordance with generally accepted accounted principles in the United States (“GAAP”), such as Distributable Earnings, Fee Related Earnings, Fee Related Revenues and Performance Related Earnings, to supplement financial information presented in accordance with GAAP. There are limitations to the use of the non-GAAP financial measures presented in this presentation. For example, the non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies may calculate non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes. Throughout this presentation, all current period amounts are preliminary and unaudited. 2

GAAP Income Statement

GAAP Condensed Consolidated Statements of Operations (Unaudited)

($ in thousands, except shares and per share amounts)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Revenues:				
Fund management fees	$ 62,298	$ 54,955	$ 245,925	$ 230,572
Property management and leasing fees	17,183	19,167	72,573	77,704
Construction management fees	2,151	2,335	7,508	11,607
Development fees	822	999	3,377	2,919
Transaction fees	8,024	3,729	27,507	20,466
Fund administration fees	3,974	4,644	17,835	17,483
Insurance premiums	5,730	5,218	22,427	18,086
Other asset management and property income	3,193	3,078	15,280	11,811
Total revenues	103,375	94,125	412,432	390,648
Investment income (loss):				
Incentive fees	—	—	—	41
Performance allocations: realized	18,756	9,290	49,221	41,102
Performance allocations: unrealized	93	4,519	(42,433)	(172,730)
Earnings from investments in real estate	—	—	—	752
Total investment income (loss)	18,849	13,809	6,788	(130,835)
Expenses:				
Employee compensation and benefits	61,666	54,758	251,323	220,869
Incentive fee compensation	—	—	—	4
Performance allocations compensation: realized	9,942	2,840	27,262	7,779
Performance allocations compensation: unrealized	1,273	6,961	4,059	(10,570)
Loss and loss adjustment expenses	8,257	4,894	22,581	11,851
Third-party operating expenses	2,919	5,142	13,795	21,990
General and administrative expenses	10,730	15,298	43,818	54,201
Depreciation and amortization	4,928	4,873	19,872	16,360
Total expenses	99,715	94,766	382,710	322,484
Other (expense) income:				
Realized and unrealized (losses) gains, net	1,081	(5,982)	(9,677)	(6,381)
Interest income	5,160	6,771	19,572	18,380
Other expense	(1,437)	(2,112)	(1,437)	(2,112)
Interest expense	(6,094)	(7,772)	(26,756)	(28,495)
Total other expense	(1,290)	(9,095)	(18,298)	(18,608)
Income (loss) before provision for income taxes	21,219	4,073	18,212	(81,279)
Income tax expense	(5,779)	(3,396)	(1,496)	(6,127)
Net income (loss)	15,440	677	16,716	(87,406)
Net income (loss) attributable to non-controlling interests in Bridge Investment Group Holdings LLC	11,786	493	(16,560)	(79,900)
Net income (loss) attributable to Bridge Investment Group Holdings LLC	3,654	184	33,276	(7,506)
Net income (loss) attributable to non-controlling interests in Bridge Investment Group Holdings Inc.	7,700	4,509	25,271	(740)
Net (loss) income attributable to Bridge Investment Group Holdings Inc.	$ (4,046)	$ (4,325)	$ 8,005	$ (6,766)

Financial Results

- GAAP Net income was $15.4 million for the 4th quarter
- GAAP Net loss attributable to Bridge Investment Group Holdings Inc. was $4.0 million for the 4th quarter
- Loss per share of Class A common stock - basic and diluted was $(0.15) for the 4th quarter

BRIDGE INVESTMENT GROUP

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4TH Quarter 2024 overview

Financial Highlights

($ in MM, except per share data or as noted)	Q4 2024	Q4 2023	YoY Change %	FY 2024	FY 2023	YoY Change %
Total Revenue	$103.4	$94.1	10%	$412.4	$390.6	6%
GAAP Net Income (Loss)	$15.4	$0.7	2,181%	$16.7	$(87.4)	119%
Income (loss) per share, Basic	$(0.15)	$(0.20)	25%	$0.13	$(0.46)	128%
Fee Related Earnings ("FRE") to the Operating Company	$34.4	$28.5	21%	$136.6	$130.5	5%
Distributable Earnings ("DE") of the Operating Company	$32.6	$25.3	29%	$128.4	$134.5	(4)%
After-tax DE per share	$0.18	$0.14	29%	$0.69	$0.75	(8)%

Key Operating Metrics

	Q4 2024	Q4 2023	YoY Change %	FY 2024	FY 2023	YoY Change %
Gross AUM	$49.8 Bn	$47.7 Bn	4%	$49.8 Bn	$47.7 Bn	4%
Fee-Earning AUM	$22.3 Bn	$21.7 Bn	3%	$22.3 Bn	$21.7 Bn	3%
Capital Raised	$0.8 Bn	$0.3 Bn	174%	$1.9 Bn	$1.6 Bn	19%
Capital Deployed	$0.6 Bn	$0.9 Bn	(37)%	$1.9 Bn	$3.0 Bn	(37)%
Dry Powder	$3.5 Bn	$3.4 Bn	3%	$3.5 Bn	$3.4 Bn	3%
Realized Performance Allocations	$18.8	$9.3	102%	$49.2	$41.1	20%
Unrealized Accrued Performance Allocations	$339.6	$382.0	(11)%	$339.6	$382.0	(11)%

Business Update

- Declared quarterly dividend of $0.11 per share of Class A common stock, payable on March 28, 2025 to stockholders of record on March 14, 2025.
- At the end of the fourth quarter of 2024, the Company had $3.5 billion of dry powder, a majority of which is in our Secondaries, Credit, Multifamily, Logistics and Workforce & Affordable Housing vehicles.

BRIDGE INVESTMENT GROUP

4

Proven record of AUM growth Gross Assets Under Management (AUM) Fee-Earning Assets Under Management (FEAUM) ($ in Bn) ($ in Bn) ~21% 5-Yr CAGR ~20% 5-Yr CAGR (4Q’19 vs 4Q’24) (4Q’19 vs 4Q’24) $22.3 $21.7 $49.8 $47.7 $43.3 $17.3 $36.3 $13.4 $25.2 $10.2 $8.7 $20.0 2019 2020 2021 2022 2023 2024 2019 2020 2021 2022 2023 2024 5

Proven record of revenue growth Fee Related Revenue Total Revenues ($ in MM) ($ in MM) Fund Mgmt. Fees (Recurring & Catch-up): ~1% 5-Yr CAGR ~18% 5-Yr CAGR (4Q’19 vs 4Q’24) (4Q’19 vs 4Q’24) Total Fee Related Revenue: ~5% 5-Yr CAGR (4Q’19 vs 4Q’24) $412 $409 $391 $324 $320 $295 $330 $254 $246 $232 $181 $166 2019 2020 2021 2022 2023 2024 2019 2020 2021 2022 2023 2024 1 Recurring Fund Management Fee Revenue 1 Catch-up Fund Management Fee Revenue Transaction and Other Fee Revenue 1 Netted out for placement agent fees (allocated pro rata between recurring and catch-up fund management fees). 6

Non-GAAP financial measures

($ in thousands)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Fund-level fee revenues				
Fund management fees	$ 62,298	$ 55,040	$ 245,781	$ 230,827
Fee related performance revenue	1,178	—	6,214	—
Transaction fees	8,024	3,729	27,507	20,466
Total net fund-level fee revenues	71,500	58,769	279,502	251,293
Net earnings from Bridge property operators	2,495	2,891	7,961	11,103
Development fees	822	999	3,377	2,919
Fund administration fees	3,974	4,773	18,059	17,810
Other asset management and property income	3,169	3,092	15,254	11,814
Fee Related Revenues	81,960	70,524	324,153	294,939
Cash-based employee compensation and benefits	(39,013)	(35,518)	(162,416)	(139,664)
Net administrative expenses	(6,301)	(5,886)	(24,659)	(25,797)
Fee Related Expenses	(45,314)	(41,404)	(187,075)	(165,461)
Total Fee Related Earnings	36,646	29,120	137,078	129,478
Total Fee Related Earnings attributable to non-controlling interests	(2,245)	(581)	(492)	1,066
Total Fee Related Earnings to the Operating Company	34,401	28,539	136,586	130,544
Fund level performance fee revenues				
Realized performance allocations and incentive fees	17,578	9,290	43,007	41,143
Realized performance allocations and incentive fees compensation	(9,235)	(2,840)	(23,545)	(7,783)
Net realized performance allocations attributable to non-controlling interests	(4,108)	(4,220)	(9,026)	(20,185)
Net insurance income	(2,527)	324	(154)	6,235
Earnings from investments in real estate[1]	—	—	—	752
Net investment and interest income (expense) and realized gain (loss)	(3,557)	(5,799)	(18,427)	(16,213)
Distributable Earnings attributable to the Operating Company	$ 32,552	$ 25,294	$ 128,441	$ 134,493
Distributable After-Tax Earnings per share of Class A common stock —Basic and Diluted	$ 0.18	$ 0.14	$ 0.69	$ 0.74
Weighted-average shares of Class A common stock outstanding—Basic and Diluted	33,194,308	27,798,236	32,500,894	25,998,863

[1] Earnings from investments in real estate is offset by interest expense related to GP Lenders.

Fee Related Revenues

- Q4 2024 increase in total net fund-level fee revenues driven by fee related performance revenue related to the crystallization of carried interest for our open-end Agency MBS credit strategy

Fee Related Earnings

- Q4 2024 increase in compensation and benefits largely due to compensation due to merit increases, variable compensation and the performance fee compensation paid upon the Agency MBS crystallization.

Distributable Earnings

- Q4 2024 increase related to timing and amount of realization of performance allocations
- Q4 2024 decrease in net insurance income largely due to claims in our captive insurance company during 2024

BRIDGE INVESTMENT GROUP

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Fee-earning AUM drivers Capital Raised ($ in MM) $821 $674 $607 • $821 million of capital raised in Q4 2024 $518 $334 driven by Logistics and Credit strategies. $320 $303 $305 $153 • 97% of inflows were institutional and 3% were from individual investors. Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2022 2023 2023 2023 2023 2024 2024 2024 2024 • $562 million of deployment in Q4 2024 mostly driven by Credit, Workforce & Deployment ($ in MM) Affordable Housing and Development (Opportunity Zone) $980 $896 $866 strategies. $706 $617 $562 $490 $364 $332 • Does not include approximately $413 million of recycled capital activity within Credit strategies. Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2022 2023 2023 2023 2023 2024 2024 2024 2024 • Fee-earning AUM increased 2% in Q4 2024 compared to Q3 2024 primarily due 1 Fee-Earning Assets Under Management ($ in Bn) to capital raised in Logistics and Credit strategies. $22.2 $22.2 $22.3 $21.8 $21.7 $22.0 $21.8 $21.5 $17.3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2022 2023 2023 2023 2023 2024 2024 2024 2024 Total AUM: $43 $49 $49 $48 $48 $50 $49 $49 $49 1 AUM and FEAUM as of Q1 2023 includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023. 8

Fee related revenue summary Fee Related Revenue ($ in MM) Management Fees ($ in MM) $82 $82 $81 $80 $79 $76 $73 $71 $67 $62 $62 $61 $61 $61 $60 $55 $55 $54 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2022 2023 2023 2023 2023 2024 2024 2024 2024 2022 2023 2023 2023 2023 2024 2024 2024 2024 Transaction Fees ($ in MM) • Fund management fees includes catch-up fees $10 of $1.2 million in Q4 2024. $8 $7 $6 $6 • Transaction fees increased during Q4 2024 $5 $5 compared to Q3 2024, largely due to $4 $2 deployment in our Development (Opportunity Zone) strategy. Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2022 2023 2023 2023 2023 2024 2024 2024 2024 All Other Fees ($ in MM) $15 $13 $12 $12 $12 $11 $11 $11 $10 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2022 2023 2023 2023 2023 2024 2024 2024 2024 9

Long duration capital drives fee visibility Fee-Earning AUM 1 1 Fee-Earning AUM by Remaining Duration Perpetual, 3% 10+ Years, 6% Secondaries Multifamily 0-3 Years, 13% 18% 17% Agency MBS 3-5 Years, 11% 1% Workforce & Affordable Housing 10% Debt 7-10 Years, 43% Seniors Housing 21% 6% Single-Family Rental 5-7 Years, 24% Net Lease Income 2% 2% Development Logistics Office 18% 4% 1% • $1.9 billion of capital raised in 2024 and the acquisition of Newbury Partners continue to drive growth in recurring fund management fees, which increased by 6% year-over-year compared to 2023. • Commitments on capital raised in the 4th quarter averaged 9.3 years in duration. • 73% of total FEAUM is greater than 5 years of remaining duration, with a weighted-average FEAUM remaining 2 duration of 6.3 years. • Over 97% of FEAUM is in long-term, closed end funds with no redemption features. 1 As of December 31, 2024. 2 Weighted-average fund life for closed-end funds as of December 31, 2024. 10

Earnings summary • Fee Related Earnings to the Operating Fee Related Earnings & Margin ($ in MM) Company in Q4 2024 increased 6% $37 $37 $35 $35 $34 $33 $32 quarter over quarter driven by lower Fee $29 $29 Related Expenses. • Distributable Earnings to the Operating Company increased 15% quarter over quarter mostly due to the lower Fee Related Expenses along with higher net Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 realized performance fees. 2022 2023 2023 2023 2023 2024 2024 2024 2024 49% 43% 45% 46% 41% 42% 43% 39% 45% Margin: Total Revenues & GAAP Net Income (Loss) ($ in MM) Fee Related Earnings & Distributable Earnings attributable to the Operating Company ($ in MM) $41 $36 $36 $36$35 $35$35 $106 $103 $105 $102 $103 $34 $34 $33 $99 $95 $94 $32 $32 $33 $91 $31 $31 $29 $28 $25 $27 $18 $15 $11 $1 $(3) $(18) $(37) $(67) Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2022 2023 2023 2023 2023 2024 2024 2024 2024 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2022 2023 2023 2023 2023 2024 2024 2024 2024 Fee Related Earnings attributable to Operating Company Distributable Earnings attributable to Operating Company Total Revenues GAAP Net Income (Loss) 11

Performance fee summary 1 2 Accrued Performance Allocations ($ in MM) Net Unrealized Performance Allocations by Vintage Perpetual 2015 1.2% 0.3% $555 Post 2018 $448 $428 13.4% 2017 $382 $377 $339 $339 $340 $320 20.2% Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2022 2023 2023 2023 2023 2024 2024 2024 2024 Performance Fees & Realizations ($ in MM) 2018 64.9% 3 • Carry-eligible AUM of $18.3 billion , over 82% of FEAUM. $20.2 $18.8 • Accrued performance allocations attributable to the 2 $13.0 Operating Company is $126.8 million . $10.4 $9.3 $8.5 • 81% of accrued performance allocations are related to $7.1 $4.1 Multifamily Fund IV and Workforce & Affordable Housing $3.2 Fund I. • Pipeline for future performance-driven Distributable Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Earnings is significant. 2022 2023 2023 2023 2023 2024 2024 2024 2024 • Quarterly realization pace and performance fees will vary Net realized performance fees to the Operating Company based upon market conditions. Gross realized performance fees 1 Based on fair value one quarter in arrears. 2 As of December 31, 2024. 3 Does not include any carried interest related to Newbury Funds I through V. 12

Compelling fund-level track record As of December 31, 2024 Closed-End Funds Investor Levered Investor Unlevered (Investment Period Beginning, Ending Date) Net IRR Net IRR Equity Strategies Funds • Strong performance by residential Multifamily Bridge Multifamily I (Mar 2009, Mar 2013) 1 5.1% 1 5.1 % housing funds driven by Bridge’s Bridge Multifamily II (Apr 2012, Apr 2015) 2 3.0% 22.5 % Bridge Multifamily III (Jan 2015, Jan 2018) 1 8.4% 1 7.9 % vertical integration. Bridge Multifamily IV (Jun 2018, Jun 2021) 11.9% 11.7% 1 Bridge Multifamily V (Jul 2021, to present) (17.1)% (15.7) % Bridge Multifamily Continuation Vehicle (N/A) 18.2% 18.2% • Excludes performance for funds Total Multifamily Funds 1 3.6% 13.3 % currently raising capital, including in Workforce & Affordable Housing Bridge Workforce Housing I (Aug 2017, Aug 2020) 10.8% 1 0.9 % Logistics, Net Lease Income, Bridge Workforce Housing II (Aug 2020, Aug 2024) (0.6)% (0.4)% Total Workforce & Affordable Housing Funds 5 .5% 5 .5 % Secondaries, Agency MBS, Renewable Seniors Housing Energy, Debt and Opportunity Zones. Bridge Seniors I (Jan 2014, Jan 2018) (4.0)% (3.8) % Bridge Seniors II (Mar 2017, Mar 2020) (0.7) % (0.6)% 1 Bridge Seniors III (Nov 2020, Nov 2024) 6.4% 6 .3 % Bridge Multifamily V is approximately 68% called with Total Seniors Housing Funds (2.2) % (2.0) % approximately $0.7 billion of dry powder available to Office deploy before the end of the investment period in July Bridge Office I (Jul 2017, Jul 2020) *** *** 2025. Bridge Office II (Dec 2019, Dec 2022) (15.3) % (12.8)% Total Office Funds *** *** Secondaries Newbury Equity Partners I (Sep 2006, Mar 2013) 8 .2% 8.1 % Newbury Equity Partners II (Oct 2009, Oct 2015) 14.8% 14.8 % Newbury Equity Partners III (Jul 2013, Mar 2019) 14.0% 1 2.3 % Newbury Equity Partners IV (May 2017, Feb 2023) 1 4.5% 1 2.4 % Newbury Equity Partners V (Nov 2019, to present) 10.6% 8 .9 % Total Secondaries Funds 1 2.1% 11.3 % Single-Family Rental Bridge SFR Predecessor Fund I (Jan 2013, Jan 2015) 1 5.7% 15.7 % Bridge SFR Predecessor Fund II (Jan 2015, Jan 2017) 1 6.5% 1 6.5 % Bridge SFR Predecessor Fund III (Aug 2019, Aug 2022) 1 3.8% 13.8 % Bridge Single-Family Rental IV (Jan 2022, to present) 9 .9% 9 .3 % Total Single-Family Rental Funds 1 5.3% 1 5.2 % Logistics Value Bridge Logistics Value I (Nov 2021, Dec 2024) (3.4)% (1.7) % Total Logistics Value Fund (3.4)% (1.7) % Opportunity Zone Opportunity Zone I (Apr 2019, Dec 2019) (3.7)% (3.5)% Opportunity Zone II (Nov 2019, Jun 2020) (5.1)% (5.0) % Total Opportunity Zone Fund (4.3) % (4.2) % Debt Strategies Funds Bridge Debt I (Sep 2014, Sep 2017) 5 .9% 5 .9 % Bridge Debt II (Jul 2016, Jul 2019) 7.2% 7 .1 % Bridge Debt III (May 2018, May 2021) 8 ..6% 8 .5 % Bridge Debt IV (Nov 2020, Nov 2024) 9 .3% 8 .8 % Total Debt Strategies Funds 8 .4% 8 .2 % This is a summary only. Please refer to Appendix for the Notes to Performance Summary on slide 32 for additional information. 13

Distributable earnings and capitalization Balance Sheet ($ in MM) Earnings (Loss) Per Share of Class A Common Stock - Diluted As of December 31, 2024 Assets Cash and cash equivalents $ 90.6 Restricted cash 11.8 Marketable securities, at fair value 21.1 $(0.04) $(0.13) $(0.24) $(0.04) $(0.20) $(0.05) $(0.11) $0.04 Receivables from affiliates 54.3 Notes receivable from affiliates 41.9 Other assets 75.1 Other investments 181.2 Accrued performance allocations 339.6 $(0.15) Intangible assets, net 123.1 Goodwill 233.6 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Deferred tax assets, net 75.1 2022 2023 2023 2023 2023 2024 2024 2024 2024 Total assets $ 1,247.4 Liabilities After-Tax Distributable Earnings Per Share Accrued performance allocations compensation $ 57.6 Accrued compensation and benefits 53.2 $0.22 Accounts payable and accrued expenses 39.2 $0.21 $0.20 $0.19 $0.19 $0.18 $0.17 Due to affiliates 73.7 $0.15 $0.14 General Partner Notes Payable, at fair value 2.8 Insurance loss reserves 21.3 Self-insurance reserves 2.8 Line of credit — Other liabilities 43.6 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Notes payable 447.3 2022 2023 2023 2023 2023 2024 2024 2024 2024 Total liabilities $ 741.5 14

Company Overview 15

Bridge Investment Group overview 1 Key Stats A leading vertically integrated alternative investment manager, diversified across specialized asset classes $49.8Bn ~17% Gross AUM FY20-FY24 Recurring Fund 2 Management Fees CAGR Nationwide, “boots on the ground” team and scalable infrastructure with active asset management, property management, leasing, and $128.4MM ~$650MM construction management FY 2024 Pre-Tax Principal, Employee, and Affiliate Distributable Earnings Capital Commitments Ranked #13 global private equity real estate firm for fundraising by PERE (June 2024) 1 AUM by Strategy Loyal global investor base with ~$15.6Bn of capital 2 raised over the last five years Secondaries 8.8% Multifamily Credit 17.5% Agency MBS 5.6% Strategies Track record of strong organic and inorganic growth with proven ability to grow new business lines Workforce & Affordable Housing 11.9% Debt 24.2% Seniors Housing 5.0% Experienced and aligned management team leading a deep and talented organization Net Lease Single-Family Equity Income Rental 1.7% 2.8% Strategies Development Logistics Office 3.4% 16.2% 2.8% 1 As of December 31, 2024. 2 From January 1, 2020 through December 31, 2024. 16

Bridge’s differentiated approach drives results We seek to provide life- enhancing social & Data-driven approach to community programs at market selection, certain real estate assets to incorporating intel from our advance social and economic local ~2,250 on the ground mobility, environmental 1 colleagues and sustainability and equity and macroeconomic factors and inclusion. trends to help identify prime Citizenship initiatives, including growth markets with long-term charitable giving and growth potential. diversity & inclusion are embedded into firm governance and structure. Our vertically integrated Streamlined platform-wide model allows us to maintain procurement process provides control over the value substantial economies of chain and promotes scale and cost efficiencies. knowledge sharing, while also providing quality operating execution at a lower cost. 1 Plus approximately 2,800 professionals employed through a professional employment organization at sites managed by Bridge Senior Living. 17

Appendix 18

GAAP condensed consolidated balance sheets As of ($ in thousands) December 31, 2024 December 31, 2023 Assets (Unaudited) (Audited) Cash and cash equivalents $ 90,599 $ 57,702 Restricted cash 11,832 9,558 Marketable securities, at fair value 21,119 19,838 Receivables from affiliates 54,312 44,370 Notes receivable from affiliates 41,878 48,275 Other assets 75,057 82,102 Other investments 181,160 203,661 Accrued performance allocations 339,560 381,993 Intangible assets, net 123,139 140,198 Goodwill 233,584 233,584 Deferred tax assets, net 75,142 67,537 Total assets $ 1,247,382 $ 1,288,818 Liabilities and equity Accrued performance allocations compensation $ 57,610 $ 55,488 Accrued compensation and benefits 53,215 35,428 Accounts payable and accrued expenses 39,188 35,072 Due to affiliates 73,693 69,543 General Partner Notes Payable, at fair value 2,782 3,355 Insurance loss reserves 21,260 12,684 Self-insurance reserves 2,844 2,917 Line of credit — 34,000 Other liabilities 43,565 48,386 Notes payable 447,325 446,597 Total liabilities $ 741,482 $ 743,470 Total equity $ 505,900 $ 545,348 Total liabilities and equity $ 1,247,382 $ 1,288,818 19

Appendix

Unaudited Historical Non-GAAP Measures

	Three Months Ended								
($ in thousands)	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Net income (loss)	$ 18,245	$ (67,431)	$ (2,760)	$ (17,894)	$ 677	$ (36,800)	$ 27,494	$ 10,583	$ 15,440
Income tax expense (benefit)	7,610	(5,844)	7,468	1,107	3,396	(11,846)	9,996	(2,433)	5,779
Income (loss) before provision for income taxes	25,855	(73,275)	4,708	(16,787)	4,073	(48,646)	37,490	8,150	21,219
Depreciation and amortization	713	1,093	5,118	5,275	4,873	5,437	4,510	4,997	4,928
Impact of fund consolidation	—	—	2,259	1,314	287	335	(2,664)	(710)	(194)
Less: Unrealized performance allocations	4,437	107,025	19,284	50,940	(4,519)	61,670	(18,533)	(612)	(93)
Plus: Unrealized performance allocations compensation	3,856	(14,670)	(4,649)	1,788	6,961	3,178	(1,150)	759	1,273
Less: Unrealized (gains) losses, net	101	(1,493)	1,368	(1,113)	6,512	1,868	4,859	4,043	(421)
Plus: Other (income) expenses, net	(1,246)	—	—	—	2,112	—	—	—	1,437
Plus: Share-based compensation	8,702	9,360	11,119	10,655	9,694	11,810	12,732	10,624	13,072
Plus: Transaction and non-recurring costs	—	4,118	—	80	4,562	642	424	2,848	761
Less: Net realized performance allocations attributable to non-controlling interests	(2,357)	(619)	(5,066)	(10,280)	(4,220)	(2,448)	(1,608)	(862)	(4,108)
Less: Cash income attributable to non-controlling interests in subsidiaries	(4,424)	1,856	865	(1,074)	(5,041)	(1,675)	(573)	(1,008)	(5,322)
Distributable Earnings attributable to the Operating Company	$ 35,637	$ 33,395	$ 35,006	$ 40,798	$ 25,294	$ 32,171	$ 35,487	$ 28,229	$ 32,552
Realized performance allocations and incentive fees	(4,455)	(3,162)	(8,466)	(20,225)	(9,290)	(12,969)	(7,063)	(5,398)	(17,578)
Realized performance allocations and incentive fees compensation	349	1,732	498	2,713	2,840	7,407	3,748	3,154	9,235
Net realized performance allocations to non-controlling interests	2,357	619	5,066	10,280	4,220	2,448	1,608	862	4,108
Net insurance (income) loss	(3,083)	(2,409)	(1,801)	(1,701)	(324)	(2,015)	(1,969)	1,611	2,527
(Earnings) losses from investments in real estate	(60)	—	(215)	(537)	—	—	—	—	—
Net investment and interest (income) expense and realized (gain) loss	168	697	5,006	4,711	5,799	6,901	4,072	3,900	3,557
Plus: Fee related income attributable to non-controlling interests in subsidiaries	4,424	(1,856)	(865)	1,074	581	(719)	(924)	(110)	2,245
Total Fee Related Earnings	$ 35,337	$ 29,016	$ 34,229	$ 37,113	$ 29,120	$ 33,224	$ 34,959	$ 32,248	$ 36,646
Total Fee Related Earnings attributable to non-controlling interests	(4,424)	1,856	865	(1,074)	(581)	719	924	110	(2,245)
Total Fee Related Earnings attributable to the Operating Company	$ 30,913	$ 30,872	$ 35,094	$ 36,039	$ 28,539	$ 33,943	$ 35,883	$ 32,358	$ 34,401

BRIDGE INVESTMENT GROUP

20

Appendix

Unaudited Historical Non-GAAP Measures

($ in thousands)	Three Months Ended 12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Fund-level fee revenues									
Fund management fees	$ 55,408	$ 53,849	$ 60,353	$ 61,584	$ 55,040	$ 61,184	$ 61,193	$ 61,106	$ 62,298
Fee related performance revenue	—	—	—	—	—	—	—	5,036	1,178
Transaction fees	5,033	2,377	4,682	9,679	3,729	6,800	6,404	6,279	8,024
Total net fund-level fee revenues	60,441	56,226	65,035	71,263	58,769	67,984	67,597	72,421	71,500
Net earnings from Bridge property operators	4,164	3,243	2,828	2,142	2,891	2,737	1,778	951	2,495
Development fees	1,651	335	1,337	247	999	831	828	896	822
Fund administration fees	3,925	4,177	4,304	4,556	4,773	5,132	4,653	4,300	3,974
Other asset management and property income	2,475	2,797	2,636	3,289	3,092	2,665	5,514	3,906	3,169
Fee Related Revenues	72,656	66,778	76,140	81,497	70,524	79,349	80,370	82,474	81,960
Cash-based employee compensation and benefits	(29,351)	(31,623)	(35,248)	(37,275)	(35,518)	(39,909)	(38,715)	(44,779)	(39,013)
Net administrative expenses	(7,968)	(6,139)	(6,663)	(7,109)	(5,886)	(6,216)	(6,696)	(5,447)	(6,301)
Fee Related Expenses	(37,319)	(37,762)	(41,911)	(44,384)	(41,404)	(46,125)	(45,411)	(50,226)	(45,314)
Total Fee Related Earnings	35,337	29,016	34,229	37,113	29,120	33,224	34,959	32,248	36,646
Total Fee Related Earnings attributable to non-controlling interests	(4,424)	1,856	865	(1,074)	(581)	719	924	110	(2,245)
Total Fee Related Earnings to the Operating Company	30,913	30,872	35,094	36,039	28,539	33,943	35,883	32,358	34,401
Realized performance allocations and incentive fees	4,455	3,162	8,466	20,225	9,290	12,969	7,063	5,398	17,578
Realized performance allocations and incentive fees compensation	(349)	(1,732)	(498)	(2,713)	(2,840)	(7,407)	(3,748)	(3,154)	(9,235)
Net realized performance allocations attributable to non-controlling interests	(2,357)	(619)	(5,066)	(10,280)	(4,220)	(2,448)	(1,608)	(862)	(4,108)
Net insurance income	3,083	2,409	1,801	1,701	324	2,015	1,969	(1,611)	(2,527)
Earnings from investments in real estate	60	—	215	537	—	—	—	—	—
Net investment and interest income (expense) and realized gain (loss)	(168)	(697)	(5,006)	(4,711)	(5,799)	(6,901)	(4,072)	(3,900)	(3,557)
Distributable Earnings attributable to the Operating Company	$ 35,637	$ 33,395	$ 35,006	$ 40,798	$ 25,294	$ 32,171	$ 35,487	$ 28,229	$ 32,552

BRIDGE INVESTMENT GROUP

21

Appendix

Unaudited Historical Reconciliation of Non-GAAP Distributable Earnings per Share

	Three Months Ended								
($ in thousands, except per share and per share amounts)	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Numerator:									
Distributable Earnings ("DE") attributable to the Operating Company	$ 35,637	$ 33,395	$ 35,006	$ 40,798	$ 25,294	$ 32,171	$ 35,487	$ 28,229	$ 32,552
Less: DE attributable to non-controlling interests in the Operating Company	(27,488)	(25,230)	(26,436)	(30,665)	(18,704)	(22,734)	(24,812)	(19,723)	(22,728)
DE attributable to Bridge Investment Group Holdings Inc.	8,149	8,165	8,570	10,133	6,590	9,437	10,675	8,506	9,824
Less: Income allocated to participating Restricted Shares	(1,405)	(1,917)	(1,998)	(2,393)	(1,445)	(2,177)	(2,372)	(1,796)	(2,039)
DE available to common shareholders	6,744	6,248	6,572	7,740	5,145	7,260	8,303	6,710	7,785
Income tax benefit (expense)	(1,686)	(1,562)	(1,643)	(1,935)	(1,286)	(1,815)	(2,076)	(1,678)	(1,946)
After-tax DE available to common shareholders	$ 5,058	$ 4,686	$ 4,929	$ 5,805	$ 3,859	$ 5,445	$ 6,227	$ 5,032	$ 5,839
Denominator:									
Weighted-average shares of Class A Common stock outstanding—Basic and Diluted	24,373,172	25,068,319	25,143,289	25,956,587	27,798,236	31,342,979	32,461,347	32,991,925	33,194,308
After-Tax Non-GAAP Distributable Earnings Per Share	$ 0.21	$ 0.19	$ 0.20	$ 0.22	$ 0.14	$ 0.17	$ 0.19	$ 0.15	$ 0.18

BRIDGE INVESTMENT GROUP

22

Appendix

Unaudited Historical Non-GAAP to GAAP Reconciliation

($ in thousands)	Three Months Ended								
	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Realized performance allocations and incentive fees	$ 4,455	$ 3,162	$ 8,466	$ 20,225	$ 9,290	$ 12,969	$ 7,063	$ 5,398	$ 17,578
Fee related performance revenue	—	—	—	—	—	—	—	5,036	1,178
Incentive fees	—	—	(41)	—	—	—	—	—	—
Performance allocations, realized	$ 4,455	$ 3,162	$ 8,425	$ 20,225	$ 9,290	$ 12,969	$ 7,063	$ 10,434	$ 18,756
Cash-based employee compensation and benefits	$ 29,351	$ 31,623	$ 35,248	$ 37,275	$ 35,518	$ 39,909	$ 38,715	$ 44,779	$ 39,013
Compensation expense of Bridge property operators	9,436	10,195	10,009	10,627	9,546	11,121	11,234	11,743	10,288
Share-based compensation	8,702	9,360	11,119	10,655	9,694	11,810	12,732	10,624	13,072
Fee related performance revenue compensation expense	—	—	—	—	—	—	—	(3,011)	(707)
Employee compensation and benefits	$ 47,489	$ 51,178	$ 56,376	$ 58,557	$ 54,758	$ 62,840	$ 62,681	$ 64,135	$ 61,666
Realized performance allocations and incentive compensation	$ 349	$ 1,732	$ 498	$ 2,713	$ 2,840	$ 7,407	$ 3,748	$ 3,154	$ 9,235
Incentive fees compensation	—	—	(3)	(1)		—	—	—	—
Fee related performance revenue compensation expense	—	—	—	—	—	—	—	3,011	707
Performance allocations compensation, realized	$ 349	$ 1,732	$ 495	$ 2,712	$ 2,840	$ 7,407	$ 3,748	$ 6,165	$ 9,942
Administrative expenses, net of Bridge property operators	$ 7,968	$ 6,139	$ 6,663	$ 7,109	$ 5,886	$ 6,216	$ 6,696	$ 5,447	$ 6,301
Administrative expenses of Bridge property operators	3,140	3,636	3,976	4,304	3,924	3,738	3,090	3,477	3,656
Transaction and non-recurring costs	—	4,118	—	80	4,562	642	424	2,850	762
Impact of fund consolidation	—	—	2,233	649	926	753	(813)	568	11
General and administrative expenses	$ 11,108	$ 13,893	$ 12,872	$ 12,142	$ 15,298	$ 11,349	$ 9,397	$ 12,342	$ 10,730
Unrealized gains (losses)	$ (101)	$ 1,493	$ (1,368)	$ 1,113	$ (6,512)	$ (1,868)	$ (4,859)	$ (4,043)	$ 421
Net investment and interest income (expense) and realized gain (loss)	(168)	(697)	(5,006)	(4,711)	(5,799)	(6,901)	(4,072)	(3,900)	(3,557)
Other income (expense), net	1,246	—	—	—	(2,112)	—	—	—	(1,437)
Impact of fund consolidation	—	—	—	(334)	867	571	1,666	1,390	205
Non-FRE income attributable to non-controlling interest in subsidiaries	—	—	—	—	4,461	2,393	1,497	1,118	3,078
Total other expense	$ 977	$ 796	$ (6,374)	$ (3,932)	$ (9,095)	$ (5,805)	$ (5,768)	$ (5,435)	$ (1,290)
Cash income attributable to non-controlling interests in subsidiaries	$ 4,424	$ (1,856)	$ (865)	$ 1,074	$ 581	$ (719)	$ (924)	$ (110)	$ 2,103
Non-cash income attributable to non-controlling interest in subsidiaries	(644)	(434)	(607)	(374)	(2,861)	(3,319)	(3,370)	(1,666)	2,407
Non-FRE income attributable to non-controlling interest in subsidiaries	—	—	—	1,845	4,461	2,393	1,497	1,118	3,078
Impact of fund consolidation	—	—	(1,607)	(792)	(512)	(582)	866	(533)	—
Realized performance allocations attributable to non-controlling interests	2,357	619	5,066	10,280	4,220	2,448	1,608	862	4,250
Unrealized performance allocations attributable to non-controlling interests	(5,838)	(54,578)	(6,173)	(31,991)	(5,396)	(42,142)	14,148	78	(52)
Net income (loss) attributable to non-controlling interests in Bridge Investment Group Holdings LLC	$ 299	$ (56,249)	$ (4,186)	$ (19,958)	$ 493	$ (41,921)	$ 13,825	$ (251)	$ 11,786

BRIDGE INVESTMENT GROUP

23

Appendix AUM Roll Forward (Unaudited) Three Months Ended Year Ended ($ in millions) December 31, 2024 December 31, 2024 Balance as of beginning of period $49,194 $47,702 1 New capital / commitments raised 1,073 1,817 2 Distributions / return of capital (619) (1,716) 3 Change in fair value and acquisitions 197 2,042 AUM as of end of period $49,845 $49,845 % Change 1 .3% 4 .5 % FEAUM Roll Forward (Unaudited) Three Months Ended Year Ended ($ in millions) December 31, 2024 December 31, 2024 Balance as of beginning of period $21,770 $21,704 4 Increases (capital raised/deployment) 1,045 2,017 Changes in fair market value 20 46 5 Decreases (liquidations/other) (529) (1,461) FEAUM as of end of period $22,306 $22,306 % Change 2.5% 2.8% 1 New capital / commitments raised generally represents limited partner capital raised by our funds and other vehicles, including any reinvestments in our open-ended vehicles. 2 Distributions / return of capital generally represents the realization proceeds from the disposition of assets, current income, or capital returned to investors. 3 Change in fair value and acquisitions generally represents realized and unrealized activity on investments held by our funds and other vehicles (including changes in fair value and changes in leverage) as well as the net impact of fees, expenses, and non-investment income. 4 Increases generally represents limited partner capital raised or deployed by our funds and other vehicles that is fee earning when raised or deployed, respectively, including any reinvestments in our open-ended vehicles. 5 Decreases generally represents liquidations of investments held by our funds or other vehicles or other changes in fee basis, including the change from committed capital to invested capital after the expiration or termination of the investment period. 24

Appendix

FEAUM by Fund (Unaudited)

($ in millions)	December 31, 2024	December 31, 2023
Bridge Debt Strategies Fund IV	$ 2,750	$ 2,774
Bridge Multifamily Fund V	2,239	2,233
Newbury Equity Partners Fund V	1,951	1,951
Bridge Opportunity Zone Fund IV	1,476	1,476
Bridge Workforce Fund II	1,428	1,178
Newbury Equity Partners Fund IV	1,408	1,408
Bridge Multifamily Fund IV	1,315	1,384
Bridge Opportunity Zone Fund III	997	1,019
Bridge Debt Strategies Fund III	840	839
Bridge Seniors Housing Fund II	782	782
Bridge Opportunity Zone Fund V	550	550
Bridge Logistics U.S. Venture II	544	40
Bridge Debt Strategies Fund V	523	70
Bridge Workforce Fund I	496	545
Bridge Opportunity Zone Fund I	482	482
Bridge Seniors Housing Fund I	411	615
Newbury Equity Partners Fund III	381	889
Bridge Opportunity Zone Fund II	351	408
Bridge Debt Strategies IV JV Partners	339	520
Bridge Logistics U.S. Venture I	297	301
Bridge Net Lease Industrial Income Fund	293	289
Bridge Agency MBS Fund	266	271
Tamina Homes, Inc	255	—
Bridge Debt Strategies Fund II	240	266
Bridge Opportunity Zone Fund VI	235	152
Bridge Single-Family Rental Fund IV	233	233
Newbury Equity Partners Fund VI	226	110
Bridge Workforce Fund III	212	—
Bridge Multifamily Continuation Fund	190	190
Bridge Office Fund II	162	163
Bridge Office III JV Partners	92	92
Bridge Debt Strategies III JV Partners	82	130
Bridge Seniors Housing Fund III	57	68
Bridge Office I JV Partners	51	71
Bridge Industrial Real Estate Income Trust	48	—
Bridge Single-Family Rental Fund III	32	32
Bridge Solar Energy Development Fund I	20	16
Bridge Debt Strategies II JV Partners	18	126
Bridge Office II JV Partners	15	21
Bridge Debt Strategies V JV Partners	8	10
Bridge Workforce II JV Partners	7	—
Bridge Solar I JV Partners	4	—
Total FEAUM	$ 22,306	$ 21,704

BRIDGE INVESTMENT GROUP

25

Appendix Reconciliation of GAAP Shares of Common Stock Outstanding to Total Shares Outstanding Q4 2024 GAAP Shares of Common Stock Outstanding 33,214,512 Unvested Participating Shares of Common Stock 8,524,846 Total Participating Shares of Common Stock 41,739,358 Participating Partnership Units 96,139,367 Unvested Participating Partnership Units 773,154 Total Shares Outstanding 138,651,879 Shareholder Dividends ($ in thousands, except per share data) Q4 2024 Distributable Earnings Attributable to the Operating Company $32,552 Less: Transaction and non-recurring costs (761) Less: 30% Holdback of Profits in the Operating Company to reinvest (9,537) Less: DE attributable to non-controlling interests in Operating Company (15,467) DE before Certain Payables Attributable to Common Stockholders $6,787 Less: Other Payables Attributable to Common Stockholders (1,697) DE Attributable to Participating Common Stockholders $5,090 Total Participating Shares of Common Stock, estimated 44,849,097 DE per Share after Certain Payables Attributable to Common Shareholders $0.11 Less: Retained Capital per Share 0.00 $0.11 Dividend per Share Record Date March 14, 2025 Payment Date March 28, 2025 26

Appendix Reconciliation of GAAP Loss per Share to Distributable Earnings per Share Q4 2024 Weighted- Average Shares Amount per ($ in thousands, except per share data) Amount Outstanding Share Net income (loss) available to Common Shareholders $ (4,912) 33,194,308 $(0.15) Add: Income (loss) allocated to unvested Participating Shares of Restricted Stock 866 Net income (loss) attributable to Bridge Investment Group Holdings Inc. $ (4,046) 41,890,461 $(0.10) Net income attributable to non-controlling interests in Operating Company 7,700 Net (loss) income attributable to non-controlling interests in subsidiaries of Operating Company 11,786 Net income (loss) $ 15,440 138,802,982 $0.11 Income tax benefit (expense) (5,779) Income (loss) before provision for income taxes $ 21,219 138,802,982 $0.15 Depreciation and amortization 4,928 Impact of fund consolidation (194) Less: Unrealized performance allocations (93) Plus: Unrealized performance allocations compensation 1,273 Less: Unrealized (gains) losses, net (421) Plus: Other (income) expenses, net 1,437 Plus: Share-based compensation 13,072 Plus: Transaction and non-recurring costs 761 Less: Net realized performance allocations attributable to non-controlling interests (4,108) Less: Cash income attributable to non-controlling interests in subsidiaries (5,322) Distributable Earnings attributable to the Operating Company $ 32,552 138,802,982 $0.23 Less: DE attributable to non-controlling interests in the Operating Company 22,728 96,912,521 $0.23 Distributable Pre-Tax Earnings attributable to Bridge Investment Group Holdings Inc. $ 9,824 41,890,461 $0.23 Less: Income allocated to participating Restricted Shares 2,039 Distributable Pre-Tax Earnings available to Common Shareholders $ 7,785 33,194,308 $0.23 Less: Income tax expense 1,946 Distributable After-Tax Earnings available to Common Shareholders $ 5,839 33,194,308 $0.18 27

Appendix

Non-Controlling Interests

($ in thousands)	For Three Months Ended December 31, 2024		
NON-GAAP FINANCIAL MEASURES	Total	Fund Management	Performance income
Fund-level fee revenues			
Fund management fees	$ 62,298	$ 62,298	$ —
Fee related performance revenue	1,178	—	1,178
Transaction fees	8,024	8,024	—
Total net fund-level fee revenues	71,500	70,322	1,178
Net earnings from Bridge property operators	2,495	2,495	—
Development fees	822	822	—
Fund administration fees	3,974	3,974	—
Other asset management and property income	3,169	3,169	—
Fee Related Revenues	81,960	80,782	1,178
Cash-based employee compensation and benefits	(39,013)	(38,306)	(707)
Net administrative expenses	(6,301)	(6,301)	—
Fee Related Expenses	(45,314)	(44,607)	(707)
Total Fee Related Earnings	36,646	36,175	471
Total Fee Related Earnings attributable to non-controlling interests	(2,245)	(1,723)	(522)
Total Fee Related Earnings to the Operating Company	34,401	34,452	(51)
Realized performance allocations and incentive fees	17,578	—	17,578
Realized performance allocations and incentive fees compensation	(9,235)	—	(9,235)
Net realized performance allocations attributable to non-controlling interests	(4,108)	—	(4,108)
Net insurance income	(2,527)	(2,527)	—
Net investment and interest income (expense) and realized gain (loss)	(3,557)	(3,557)	—
Distributable Earnings Attributable to the Operating Company	$ 32,552	$ 28,368	$ 4,184

Profits Interests

- 2019 profits interests converted on January 1, 2022
- 2020 profits interests converted on January 1, 2023
- 2021 profits interests converted on July 1, 2023
- Resulted in a reduction in non-controlling interest and an increase in Net Income to the Operating Company.
- Resulted in an increase in share count; however, expected to be antidilutive to public shareholders.

Performance Income

- The Operating Company receives 24% to 40% of the gross performance allocations.

BRIDGE INVESTMENT GROUP

28

Appendix Composition of Fund Management Fees ($ in MM) 29

Appendix Investment Performance Summary - As of December 31, 2024 ($ in MM) Total Investment-Level Fund-Level Returns Cumulative Unreturned Cumulative Fund Drawn Capital Investment Realized Unrealized Unrealized Total Total Investor Investor (1) Closed-End Funds Committed plus Accrued Invested Investment Investment Investment Investment Fair Investment Levered Net Unlevered Net (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (Investment Period Beginning, Ending Date) Capital Pref Capital Value Value MOIC Value MOIC IRR IRR Equity Strategies Funds Multifamily Bridge Multifamily I (Mar 2009, Mar 2013) $ 124 $ — $ 150 $ 280 $ — N/A $ 280 1.87x 1 5.1% 15.1 % Bridge Multifamily II (Apr 2012, Apr 2015) 596 — 605 1,264 — N/A 1,264 2.09x 23.0% 22.5 % Bridge Multifamily III (Jan 2015, Jan 2018) 912 — 904 2,004 — N/A 2,004 2.22x 18.4% 17.9 % Bridge Multifamily IV (Jun 2018, Jun 2021) 1,590 1,690 1,539 658 2,145 1.78x 2,803 1.82x 11.9% 11.7 % Bridge Multifamily V (Jul 2021, to present) 2,257 1,725 1,391 65 1,030 0.79x 1,095 0.79x (17.1)% (15.7) % Bridge MF Continuation Vehicle (N/A) 201 224 188 4 247 1.33x 251 1.34x 1 8.2% 18.2% (12) Total Multifamily Funds $ 5,680 $ 3,640 $ 4,777 $ 4,276 $ 3,421 1.29x $ 7,697 1.61x 13.6% 13.3 % Workforce & Affordable Housing Bridge Workforce Housing I (Aug 2017, Aug 2020) $ 619 $ 520 $ 601 $ 403 $ 726 1.81x $ 1,129 1.88x 1 0.8% 10.9 % Bridge Workforce Housing II (Aug 2020, Aug 2024) 1,741 1,703 1,467 176 1,396 1.07x 1,572 1.07x (0.6) % (0.4)% (12) Total Workforce & Affordable Housing Funds $ 2,360 $ 2,223 $ 2,068 $ 579 $ 2,122 1.27x $ 2,701 1.31x 5 .5% 5.5 % Secondaries Funds Newbury Equity Partners I (Sep 2006, Mar 2013) $ 702 $ — $ 631 $ 1,043 $ 12 1.63x $ 1,055 1.67x 8 .2% 8.1 % Newbury Equity Partners II (Oct 2009, Oct 2015) 1,024 — 860 1,530 83 1.75x 1,613 1.87x 1 4.8% 1 4.8 % Newbury Equity Partners III (Jul 2013, Mar 2019) 1,102 — 988 1,416 371 1.78x 1,787 1.81x 14.0% 1 2.3 % Newbury Equity Partners IV (May 2017, Feb 2023) 1,447 690 1,292 963 1,417 1.88x 2,381 1.84x 1 4.5% 12.4 % Newbury Equity Partners V (Nov 2019, to present) 2,000 1,538 1,695 356 1,967 1.36x 2,323 1.37x 1 0.6% 8.9% (12) Total Secondaries Funds $ 6,275 $ 2,228 $ 5,466 $ 5,309 $ 3,850 1.63x $ 9,159 1.68x 1 2.1% 1 1.3 % Seniors Housing Bridge Seniors I (Jan 2014, Jan 2018) $ 578 $ 950 $ 766 $ 530 $ 204 0.69x $ 734 0.96x (4.0)% (3.8) % Bridge Seniors II (Mar 2017, Mar 2020) 820 964 813 344 560 1.13x 904 1.11x (0.7) % (0.6)% Bridge Seniors III (Nov 2020, Nov 2024) 48 46 33 5 44 1.49x 49 1.49x 6 .4% 6 .3% (12) Total Seniors Housing Funds $ 1,446 $ 1,960 $ 1,612 $ 879 $ 808 0.98x $ 1,687 1.05x (2.2)% (2.0)% Office Bridge Office I (Jul 2017, Jul 2020) $ 573 $ 785 $ 643 $ 218 $ 29 0.42x $ 247 0.38x *** *** Bridge Office II (Dec 2019, Dec 2022) 208 244 251 84 126 0.84x 210 0.84x (15.3) % (12.8)% (12) Total Office Funds $ 781 $ 1,029 $ 894 $ 302 $ 155 0.62x $ 457 0.51x *** *** Please refer to the Notes to Performance Summary for additional information. 30

Appendix Investment Performance Summary - As of December 31, 2024 ($ in MM) Total Investment-Level Fund-Level Returns Cumulative Unreturned Cumulative Fund Drawn Capital Investment Realized Unrealized Unrealized Total Total Investor Investor (1) Closed-End Funds Committed plus Accrued Invested Investment Investment Investment Investment Fair Investment Levered Net Unlevered Net (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (Investment Period Beginning, Ending Date) Capital Pref Capital Value Value MOIC Value MOIC IRR IRR Equity Strategies Funds (Continued) Single-Family Rental Bridge SFR Predecessor Fund I (Jan 2013, Jan 2015) $ 51 $ — $ 47 $ 165 $ — N/A $ 165 3.53x 15.7% 1 5.7 % Bridge SFR Predecessor Fund II (Jan 2015, Jan 2017) 90 — 81 233 — N/A 233 2.88x 1 6.5% 16.5 % Bridge SFR Predecessor Fund III (Aug 2019, Aug 2022) 34 45 31 19 45 2.09x 65 2.09x 13.8% 1 3.8 % Bridge Single-Family Rental IV (Jan 2022, to present) 150 179 149 9 198 1.38x 207 1.39x 9.9% 9 .3% (12) Total Single Family Funds $ 324 $ 224 $ 308 $ 426 $ 243 1.50x $ 670 2.18x 15.3% 1 5.2 % Opportunity Zone Opportunity Zone I (Apr 2019, Dec 2019) $ 509 $ 703 $ 551 $ 64 $ 448 0.93x $ 512 0.93x (3.7)% (3.5)% Opportunity Zone II (Nov 2019, Jun 2020) 441 600 452 26 358 0.98x 384 0.85x (5.1)% (5.0)% (12) Total Opportunity Zone Fund $ 950 $ 1,302 $ 1,003 $ 90 $ 806 0.95x $ 897 0.89x (4.3)% (4.2) % Logistics Value Bridge Logistics Value I (Nov 2021, Dec 2024) $ 336 $ 380 $ 309 $ — $ 304 0.98x $ 304 0.98x (3.4) % (1.7) % (12) Total Logistics Value Fund $ 336 $ 380 $ 309 $ — $ 304 0.98x $ 304 0.98x (3.4)% (1.7)% Debt Strategies Funds Bridge Debt I (Sep 2014, Sep 2017) $ 132 $ — $ 219 $ 264 $ — N/A $ 264 1.21x 5.9% 5.9 % Bridge Debt II (Jul 2016, Jul 2019) 1,002 235 2,850 3,096 159 1.02x 3,255 1.14x 7.2% 7.1 % Bridge Debt III (May 2018, May 2021) 1,624 778 6,956 6,919 767 1.13x 7,686 1.10x 8.6% 8.5 % Bridge Debt IV (Nov 2020, Nov 2024) 2,888 2,758 10,269 8,578 2,609 1.21x 11,187 1.09x 9.3% 8 .8% (12) Total Debt Strategies Funds $ 5,646 $ 3,771 $ 20,294 $ 18,857 $ 3,535 1.18x $ 22,392 1.10x 8.4% 8.2 % Please refer to the Notes to Performance Summary for additional information. 31

Appendix Notes to Performance Summary The investment performance presented herein is intended to illustrate the performance of investments held by the funds and other vehicles we manage and the potential for which is relevant to the performance-based fees to Bridge. Other than the Investor Unlevered Net IRR and the Investor Levered Net IRR numbers presented herein, the cash flows in the investment performance do not reflect the cash flows used in presentations of fund performance due to the fund level expenses, reserves, and reinvested capital. (1) Closed-End Funds represented herein does not include performance for (i) certain Opportunity Zone funds with investments which have not been marked-to-market, and (ii) funds that are currently raising capital, including our open-ended funds. Each fund identified contemplates all associated parallel and feeder limited partnerships in which investors subscribe and accordingly share common management. All intercompany accounts and transactions have been eliminated in the combined presentation. Values and performance presented herein are the combined investor returns gross of any applicable legal entity taxes. (2) Cumulative Fund Committed Capital represents total capital commitments to the fund (excluding joint ventures or separately managed accounts). (3) Unreturned Drawn Capital + Accrued Pref represents the amount the fund needs to distribute to its investors as a return of capital and a preferred return before the General Partner is entitled to receive performance fees or allocations from the fund. (4) Cumulative Investment Invested Capital represents the total cost of investments since inception (including any recycling or refinancing of investments). This figure will differ from Cumulative Paid-In Capital, which represents the total contributions or drawn down commitments from all investors since inception. (5) Realized Investment Value represents net cash proceeds received in connection with all investments, including distributions from investments and disposition proceeds. (6) Unrealized Investment Value represents the estimated liquidation values that are generally based upon appraisals, contracts and internal estimates. There can be no assurance that Unrealized Investment Value will be realized at valuations shown, and realized values will depend on numerous factors including, among others, future asset-level operating results, asset values and market conditions at the time of disposition, transaction costs, and the timing and manner of disposition, all of which may differ from the assumptions on which the Unrealized Investment Fair Value are based. Direct fund investments in real property are held at cost minus transaction expenses for the first six months. (7) Unrealized Investment MOIC represents the Multiple on Invested Capital (“MOIC”) for Total Investment Fair Value associated with unrealized investments before management fees, fund level expenses and carried interest, divided by Cumulative Investment Invested Capital attributable to those unrealized investments. (8) Total Investment Fair Value represents the sum of Realized Investment Value and Unrealized Investment Value, before management fees, expenses and carried interest. (9) Total Investment MOIC represents MOIC for Total Investment Fair Value divided by Cumulative Investment Invested Capital. (10) Investor Levered Net IRR is an annualized realized and unrealized internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions) and cash outflows (distributions) and the remaining fair value, net of the investors actual management fees, fund level expenses, and carried interest. Net return information reflects aggregated fund-level returns for fee-paying investors using actual management fees paid by the fund. The actual management fee rates from individual investors will be higher and lower than the actual aggregate fund level rate. This return may differ from actual investor level returns due to timing, variance in fees paid by investors, and other investor-specific investment costs such as taxes. Because IRRs are time-weighted calculations, for newer funds with short measurement periods, IRRs may be amplified by fund leverage and early fund expenses and may not be meaningful. For IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period’s return. (11) Investor Unlevered Net IRR is an annualized realized and unrealized internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions and drawdowns on fund lines of credit) and cash outflows (distributions and repayments on fund lines of credit) and the remaining fair value (after removing outstanding balances on fund lines of credit), net of the investors actual management fees, fund level expenses, and carried interest. Net return information reflects aggregated fund-level returns for fee- paying investors using actual management fees paid by the fund. The actual management fee rates from individual investors will be higher and lower than the actual aggregate fund level rate. Because IRRs are time-weighted calculations, for newer funds with short measurement periods, this IRR may be amplified by early fund expenses and may not be meaningful. For IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period’s return. (12) Any composite returns presented herein do not represent actual returns received by any one investor and are for illustrative purposes only. Composite performance is based on actual cash flows of the funds within a strategy over the applicable timeframes and are prepared using certain assumptions. Each fund has varied investment periods and investments were made during different market environments; past performance of prior funds within a strategy is not a guarantee of future results. Fund investors generally pay fees based on a defined percentage of total commitments during the investment period and invested capital thereafter, but some fund investors may pay fees based on invested capital for the life of the fund according to the applicable governing documents. Additional information on the calculation of this composite performance, including applicable assumptions and supporting data, can be made available promptly upon request. *** Indicates a negative return that results in an IRR that is incalculable. The returns for Total Office Funds are not presented because Bridge Office I is incalculable. 32

Glossary Assets under management, or AUM, represents the sum of (a) the fair value of the assets of the funds and vehicles we manage, Assets Under Management plus (b) the contractual amount of any uncalled capital commitments to those funds and vehicles (including our commitments to the funds and vehicles and those of Bridge affiliates), plus (c) the fair value of the assets of any REITs managed by our affiliates, including Bridge Investment Group Industrial Real Estate Income Trust (“BIGi”). Our AUM is not reduced by any outstanding indebtedness or other accrued but unpaid liabilities of the assets we manage. Our calculations of AUM and fee-earning AUM may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers, and differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF. In addition, our calculation of AUM includes uncalled commitments to (and the fair value of the assets in) the funds and vehicles we manage from Bridge and Bridge affiliates, regardless of whether such commitments or investments are subject to fees. Our definition of AUM is not based on any definition contained in the agreements governing the funds and vehicles we manage or advise. Distributable Earnings, or DE, is a key performance measure used in our industry and is evaluated regularly by management in Distributable Earnings making resource deployment and compensation decisions, and in assessing our performance. DE differs from net income before provision for income taxes, computed in accordance with U.S. GAAP in that it does not include depreciation and amortization, income (loss) from consolidated fund investments, unrealized performance allocations and related compensation expense, unrealized gains (losses), share-based compensation, cash income attributable to non-controlling interests, charges (credits) related to corporate actions and non-recurring items. Although we believe the inclusion or exclusion of these items provides investors with a meaningful indication of our core operating performance, the use of DE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed further in our most recent annual report on Form 10-K and quarterly report of Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Key Components of our Results of Operations—Combined Results of Operations” prepared in accordance with U.S. GAAP. Our calculations of DE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. Dry Powder represents of uncalled committed capital that is available for investment. Dry Powder Fee-Earning AUM, or FEAUM, reflects the assets from which we earn management fee revenue. The assets we manage that are Fee-Earning AUM included in our FEAUM typically pay management fees based on capital commitments, invested capital or, in certain cases, NAV, depending on the fee terms. Fee Related Earnings Fee Related Earnings, or FRE, is a supplemental performance measure used to assess our ability to generate profits from fee- based revenues that are measured and received on a recurring basis. FRE differs from income before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of Distributable Earnings, and also adjusts Distributable Earnings to exclude realized performance allocations income and related compensation expense, net insurance income, earnings from investments, net interest (interest income less interest expense), net realized gain (loss), income (loss) from consolidated fund investments, and, if applicable, certain general and administrative expenses when the timing of any future payment is uncertain. FRE is not a measure of performance calculated in accordance with U.S. GAAP. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Our calculations of FRE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. 33

Glossary (cont'd) Fee Related Expenses Fee Related Expenses is a component of Fee Related Earnings. Fee Related Expenses differs from expenses computed in accordance with U.S. GAAP in that it does not include incentive fee compensation, performance allocations compensation, share-based compensation, loss and loss adjustment expenses associated with our insurance business, depreciation and amortization, or charges (credits) related to corporate actions and non-recurring items, expenses from consolidated fund investments, and expenses attributable to non-controlling interest in consolidated entities. Additionally, Fee Related Expenses is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fee Related Expenses are used in management’s review of the business. Please refer to the reconciliation to the comparable line items on the consolidated and combined statements of operations. Fee Related Revenues Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues includes fund management fees, transaction fees net of any third-party operating expenses, fee related performance revenue, net earnings from Bridge property operators, development fees, fund administration fees, and other asset management and property income. Fee related performance revenue is comprised of performance-based fees earned by our general partners from open-end funds. These fees are generally based on the investment returns, subject to preferred returns and/or high-watermarks, for the applicable measurement period of the open-end fund. Fee related performance revenues are measured and eligible to be received on a recurring basis and are not dependent on realization events from the underlying investments. Net earnings from Bridge property operators is calculated as a summation of property management, leasing fees and construction management fees less third-party operating expenses and property operating expenses. Property operating expenses is calculated as a summation of employee compensation and benefits, general and administrative expenses and interest expense at our property operators. We believe our vertical integration enhances returns to our shareholders and fund investors, and we view the net earnings from Bridge property operators as part of our fee related revenue as these services are provided to essentially all of the real estate properties in our equity funds. Net earnings from Bridge property operators is a metric that is included in management’s review of our business. Please refer to the reconciliation to the comparable line items on the combined statements of operations. Fee Related Revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes insurance premiums and income (loss) from consolidated fund investments. Additionally, Fee Related Revenues is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fund Management Fees Fund management fees refers to fees we earn for advisory services provided to our funds, which are generally based on total commitments, invested capital or net asset value managed by us. Fund management fees are generally based on a quarterly measurement period and amounts are paid in advance of recognizing revenue. Bridge Investment Group Holdings LLC, or the Operating Company, acts as a holding company of certain affiliates that provide Operating Company an array of asset management services. The Operating Company is the ultimate controlling entity, through its wholly owned subsidiary Bridge Fund Management Holdings LLC, of the investment manager entities, which we refer to collectively as the Fund Managers. Sponsored Funds Sponsored Funds refers to the funds, co-investment vehicles and other entities and accounts that are managed by Bridge, and which are structured to pay fees. 34